                                                                   Exhibit 10.44


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [Intentionally Redacted]. A complete version of the exhibit has been filed separately with the Securities and Exchange Commission.

                  GENERIC DRUG MARKETING AND SUPPLY AGREEMENT

      THIS AGREEMENT is made and entered into on the 20th day of November 2003,

      BY AND BETWEEN

      FDC LIMITED, a company incorporated under the provisions of the Companies Act, 1956, having its Corporate office at 142-48 S.V. Road, Jogeshwari
      (W), Mumbai 400 102, India, hereinafter referred to as "FDC", (which term shall include its successors and permitted assigns) of the One Part;

                                      AND

      SPECTRUM PHARMACEUTICALS, INC. a corporation organized in accordance with the laws of the State of Delaware within the United States of America, having its principal office at 157 Technology Drive, Irvine, California, USA 92618, hereinafter referred to as "SPECTRUM" (which term shall include its successors and permitted assigns) of the Other Part;

      A. WHEREAS, FDC is currently involved in or intends to be involved in the manufacture in India of the drugs mentioned in Appendix 'A', The products detailed in the said Appendix 'A' are hereinafter collectively referred to as "THE SAID PRODUCTS". As new products become available, Appendix 'A' may be amended to incorporate such new products as mutually decided by the parties.

      B. WHEREAS, Spectrum is a pharmaceutical company organized in the United States of America ("USA") for the purposes of gaining regulatory approval, marketing and distributing products. The drugs detailed in the said specific product appendix A are hereinafter collectively referred to as "THE SAID PRODUCTS".

      c) WHEREAS, FDC desires to engage Spectrum to obtain regulatory approval from the United States Food and Drug Administration ("FDA") to market the said products in the USA, and to market and distribute the said products in United States of America; (hereinafter referred to as the "Territory").

      Now THEREFORE, for and in consideration of the foregoing premises, and the mutual covenants, stipulations, terms and conditions herein contained the parties agree as follows:

      1.    APPOINTMENT AND TERRITORIAL LIMITS

      1.1 Subject to the terms and conditions of this Agreement, FDC hereby appoints SPECTRUM as its exclusive agent/ distributor for registration and the sale of the said-products in United States of America and SPECTRUM agrees to exclusively register and market and distribute the said products in United States of America in accordance with the terms and conditions of this Agreement. FDC hereby grants to SPECTRUM an exclusive license to use the Intellectual Property Rights associated with the said products to the extent necessary for the limited purposes of obtaining regulatory approval of the said products in United States of America and marketing, distributing and selling the said products in United States of America. For the purposes of this Agreement, "Intellectual Property Rights" means, collectively, worldwide Patents, Copyrights, Trademarks, mask work rights, trade names and all other intellectual property rights and proprietary rights, whether arising under the laws of the United States or any other state, country or jurisdiction, including all rights or causes of action for infringement or misappropriation of any of the foregoing. For purposes of this Agreement: (a) "Patents" means all patent rights and all right, title and interest in all letters patent or equivalent rights and applications, including provisional applications, for letters patent or rights, industrial and utility models, industrial designs, petty patents, patents of importation, patents of addition, certificates of invention and other government issued or granted indicia of invention ownership, including any reissue, extension, division, continuation or continuation-in-part applications throughout the world; (b) "Trade Secrets" means all right, title and interest in all trade secrets and trade secret rights arising under common law, state law, federal law or laws of foreign countries; (c) "Copyrights" shall mean all copyrights, and all other literary property and authorship rights, and all right, title, and interest in all copyrights, copyright registrations, certificates of copyright and copyrighted interests throughout the world; and (d) "Trademarks" means all right, title and interest in all trademark, service mark, trade name and trade dress rights arising under the common law, state law, federal laws and laws of foreign countries, and all right, title, and interest in all trademark, service mark, trade name and trade dress applications and registrations interests throughout the world. The exclusive rights granted to Spectrum to market the said products in United States of America will be subject to the Non-performance Clause given in Clause 12.3 with respect to any of the said products.

      1.2 It is however agreed and clarified between the Parties hereto that the rights of SPECTRUM to act as the agent/distributor of FDC shall be initially confined to the territorial limits of United States of America and may thereafter extend to other neighboring countries with the prior written consent of, and at the sole discretion of FDC.

      1.3 It is also agreed and clarified that FDC is free to assign its trademark(s) to any person or party outside of United States of America, as long as that person or party does not market or intend to market the said product(s) carrying such trademark(s) in United States of America.

      2.    CONFIDENTIALITY

      2.1 Neither Party shall disclose to any third party any Confidential Information which was obtained from the other Party in connection with this Agreement. This obligation of secrecy of the Confidential Information shall not apply to information which is required to be disclosed to governmental agencies for product registration purposes or as may be required by applicable law or Governmental authority having competent jurisdiction over the receiving Party. In addition, the secrecy obligation shall expire for Confidential Information which:

            a) is or ceases to be Confidential Information as a consequence of authorized disclosures;

            b) was already in the possession of a Party at the time of receipt from the disclosing Party, as shown by documentary evidence;

            c) after the date of this Agreement is received from a third party whose direct or indirect source is not the disclosing party.

            For the purpose of this Article, the term "CONFIDENTIAL INFORMATION" shall mean any information or data (including but not limited to any technical or non-technical data, and any formula, patents, methods, processes, patterns, compilation, programs, device or technique) that derive economic value, actual or potential, from not being generally known to other persons. Confidential Information would also include all information exchanged by and between the Parties in relation to this Agreement or otherwise marked as confidential by any Party to this Agreement.

      2.2. The Parties agree: (a) to exercise the same degree of care and protection (but no less than a reasonable degree of care and protection) with respect to each other's Confidential Information as a Party would exercise with respect to its own confidential information; and (b) except as expressly authorized by this Agreement, or as necessary to the performance of the obligations hereunder, not to directly or indirectly disclose, copy, transfer, or allow access to the Confidential Information. Without limitation to the generality of the foregoing, all persons with access to the Confidential Information will be subject to the same restrictions and limitations as that of the Parties to this Agreement. The Parties shall ensure that appropriate non-disclosure undertakings are obtained in this regard. Provided that obtaining of such non-disclosure undertakings shall not absolve any of the Parties hereto from any breach that may be committed by reason of a breach by any of the persons to whom the Confidential Information has been disclosed pursuant to this Agreement.

      2.3. The obligations contained in this Article shall survive the duration of this Agreement and thereafter for a period of five(5) years or until the expiration of all Patents for the said products (including any extended term), whichever is later.

      2.4. Without prejudice to any other provision of this Agreement, the Parties acknowledge and agree that any violation of this Article 2 by a Party would cause the other Party irreparable injury for which such other would have no adequate remedy at law, and that such other Party shall be entitled to preliminary and other injunctive relief against the defaulting Party for any such violation. Such injunctive relief will be in addition to, and in no way a limitation of, any and all other remedies or rights that such other Party shall have at law or in equity.

      3.    OBLIGATIONS OF FDC

      3.1.  FDC hereby agrees:

      a) That it will take all reasonable care to hold and keep in force all manufacturing licenses and permission in respect of the said products and comply with requirements of all laws applicable to the said products.

      b) To provide SPECTRUM, with all necessary documents required to enable the regulatory approval of the said products by the FDA and SPECTRUM shall render all assistance to FDC for registration of the said products in the name of FDC. All data, information, notes, documents, dossiers, knowledge, formulae, Intellectual Property Rights, etc provided by FDC to Spectrum in terms of this Agreement shall for at all times and forever remain the exclusive property of FDC.

      c) It is clarified between the parties that all the product registrations and the ANDA'S for the said Products in the Territory shall be obtained by Spectrum in the name of FDC and the product registrations for the said Products, shall for all times and forever shall remain the sole and exclusive property of FDC, and Spectrum shall not have any claim, right, title or interest of whatsoever in the same.

      d) It is hereby clarified and agreed to by and between the Parties that the costs of such regulatory approval, incurred in the United States, for the said products, shall be borne solely and exclusively by SPECTRUM.

      e) To provide all technical information and documents in respect of the said products as may be required to facilitate regulatory approval, distribution and marketing of the said products by SPECTRUM in United States of America. FDC will also provide to Spectrum a protocol or method of assay of all ingredients. The stability or shelf-life of finished products will be for a minimum of 2 years. It is hereby clarified and agreed to by and between the Parties that the costs of producing and providing such technical information for the said products shall be borne solely and exclusively by FDC.

      f) To manufacture the said Products from time to time, either directly or indirectly through any of its subsidiaries or group companies or any other third parties in such quantities as may be required to enable the fulfillment of the orders placed by SPECTRUM from time to time.

      g) To maintain high standards in manufacturing the said products, and to produce quality products as per quality specifications established by FDC, confirming to B.P./U.S.P. Pharmaceutical specifications.

      h) To comply with the applicable US regulations contained in 21 CFR - Sections 210 and 211, to the extent the same is not contrary to provisions of Indian law.

      (i) To procure the raw material for the manufacture of the said products from the suppliers whose manufacturing plants have been approved by the FDA, as applicable.

      j) FDC will carryout all manufacturing/packaging activities in the manufacturing facilities duly approved by the FDA, whether such facilities be of FDC or any subsidiary, group concern or any other person in India.

      k) Any deficiencies noted during an FDA audit, of the manufacturing/packaging plant in India will be remedied immediately by FDC and the total cost of such remediation shall be borne by FDC.

      3.2   RECORDS AND REPORTS

      a) FDC shall ensure that all Records that may reasonably be expected to relate to any regulatory process in the United States that may be applicable to the said Product from time to time, or that have been or may reasonably be expected to be used to support any regulatory submission made by SPECTRUM in the United States or elsewhere related to the said Product, are maintained as statutorily required, and in any event for a period of not less than 7 years following the completion of the applicable regulatory process, unless the parties hereto unanimously agree otherwise.

      b) FDC agrees to provide SPECTRUM with copies of such Records required to be maintained under Section 3.2(a) as SPECTRUM may reasonably request from time to time. All such copies shall be delivered to SPECTRUM within twenty-one (21) days of receipt of a request for copies.

      c) FDC and SPECTRUM will jointly identify the drugs/products for the US market, depending upon the manufacturing/development capabilities of FDC and regulatory approval and sales potential in the US. Once the decision has been made the regulatory process for filing ANDA will begin by both the companies. FDC will provide to SPECTRUM all data and information related to such Product or Products as SPECTRUM shall reasonably request that is in the possession of FDC or to which FDC has access or rights, in order to allow SPECTRUM to assess the Product or Products and prepare an ANDA (Abbreviated New Drug Application).

      d) After the ANDA has been filed and before the ANDA is approved by the FDA, FDC and SPECTRUM will agree on a price at which FDC will sell the said Product to SPECTRUM, on terms reasonably acceptable to both parties, which terms shall be intended to allow each party to obtain a usual and customary profit margin from the distribution and sale of the Products. Depending upon the competitive landscape and pricing by other generic manufacturers flexibility in pricing will be essential which will have to be reviewed by both companies periodically depending upon the changes in prices for the said drug in the market.

      4.    OBLIGATIONS OF SPECTRUM

      4.1.  SPECTRUM hereby agrees at its own cost:

      a) To comply with all statutory rules, regulations, drug laws and all other government regulations affecting the importation and sale of the said Products in United States of America.

      b) To sell/market the said products bought from FDC in accordance with marketing rules and regulations applicable in United States of America and for this purpose to adopt high marketing standards and observe and comply with such reasonable marketing practices as are common to marketing such products in United States of America by entities of similar size to SPECTRUM. Without prejudice the generality of the aforesaid, SPECTRUM shall in its sole discretion carry out the sales promotion activities and such other activities as are necessary to distribute and market the said products in the United States of America.

      c) To collect and store all market information and data on the sales of the said products, including the regions and areas in which the sales are higher/lower, the prices at which the sales are being made and also to collect such other market data as may be reasonably required by FDC from time to time. To provide all such market data to FDC on a monthly basis or on such other earlier frequency as may be mutually agreed.

      d) To store the said products in accordance with the product storage specifications.

      5.    PRODUCT WARRANTIES AND PRODUCT LIABILITY

      5.1. FDC hereby represents that the products supplied by them shall be in compliance with the USA CGMP regulations, as defined in Title 21 CFR parts 210 and 211. FDC represents and warrants that the products, their packaging and labeling will not, on the date of delivery into the U.S. be adulterated or misbranded, and will otherwise meet all applicable specifications established by FDC, confirming to B.P./U.S.P. Pharmaceutical specifications.

      5.2. SPECTRUM may, but will not have an obligation to, carry out such tasks or activities as it may desire to test or verify whether the said products delivered comply with the specifications. In the event of SPECTRUM or its agent being of the view that the products do not so comply with the FDA, USA requirements for any reason, then in such an event SPECTRUM shall ensure that the products found to be non-compliant are not sold or to the customers and FDC is immediately notified of the same. Such inspection and notification shall be completed within a reasonable time not exceeding 60 days from the date of receipt of the said products in USA. However all such notices of non-compliance shall be subject to verification of the same by the representatives of FDC. FDC shall not be required to take back any such goods, unless the same has been confirmed by an independent laboratory mutually identified to be non-compliant. The decision of the independent laboratory in this regard shall be final and binding. For the purpose of making any such inspection and examination, the representatives of SPECTRUM shall provide full and complete co-operation to the designated representative of FDC. ALL THE EXPENSES IN CONNECTION WITH LABORATORY TEST TO BE DONE BY THE INDEPENDENT LABORATORY WOULD BE BORNE BY THE LOOSING PARTY. SPECTRUM shall not be liable to make any payments to FDC with respect to products found to be non-compliant at the time of receipt of the goods and shall, at FDC's direction, either destroy such products or return such products to FDC at FDC's expense.

      6.    TRADEMARKS, PATENTS AND OTHER INTELLECTUAL PROPERTY

      6.1 FDC hereby represents and warrants that it is the owner of all Intellectual Property Rights in respect of the said products.

      6.2 In the event that any Patents, Trade Marks, Copyrights, Intellectual Property Rights related to the said products being challenged or if any infringement proceedings being initiated in the USA either against SPECTRUM or FDC in respect of any of the said products, the same shall be defended by SPECTRUM at FDC's expense. SPECTRUM shall co-operate and provide FDC with all necessary information as may be within SPECTRUM'S control and necessary to defend any/all such proceedings.

      6.3 In the event of SPECTRUM perceiving any threat to any of the Patents, Trade Marks, Copyrights or Intellectual Property Rights of FDC or being aware of any third party infringing any of the rights of FDC under the Patents held by FDC in respect of the said-products, SPECTRUM shall bring the same immediately to the attention of FDC. Thereafter, if so reasonably required by FDC, SPECTRUM shall initiate such proceedings as may be required by FDC to arrest any such infringements. All such proceedings shall be at the costs of FDC. In the event that FDC is desirous of taking any action against such infringement, then SPECTRUM shall provide all commercially reasonable cooperation as may be required by FDC to enable FDC to file such proceedings and obtain appropriate reliefs.

      6.4. SPECTRUM recognizes that, as between SPECTRUM and FDC, the Trademarks and/or Copyrights, Intellectual Property Rights in the said products as mentioned in the Appendix 'A' are the exclusive property of FDC and/or its affiliates. SPECTRUM shall use commercially reasonable efforts not do or cause to be done anything whereby the rights or reputation of FDC in respect of the said Trademarks and/or copyrights of the said products are likely to be adversely affected.

      6.5. Without prejudice to the generality of clause 6.3 above, SPECTRUM shall not be entitled to use the said Trademarks, copyrights or any Intellectual Property rights, if any, in any manner whatsoever without FDC's express permission. SPECTRUM shall also use commercially reasonable efforts to ensure that the said Trademarks and Copyrights on the packaging of the products imported from FDC are not modified, obliterated or altered in any manner whatsoever. All marketing, sale and distribution of the said products by SPECTRUM shall be deemed to be "use" of the said Trademarks by FDC for the purpose of applicable trademark legislation.

      6.6. Nothing herein contained shall at any time during the term of this Agreement or upon expiry or earlier termination thereof be deemed to give SPECTRUM any right, claim, interest in the said Trademarks, copyright or patent or any Intellectual Property Rights arising in terms of this Agreement, in respect to the said products. SPECTRUM shall not be entitled to any benefit or right in the said Trademarks, copyright or patent as a consequence of any marketing, sale or distribution of the said products. It is hereby expressly agreed by and between the parties hereto that SPECTRUM shall have no right to acquire the said Trademarks, copyright or patent from FDC under any circumstances whatsoever by virtue of this Agreement.

      6.7. SPECTRUM shall render all commercially reasonable assistance to FDC as may be required to ensure that the said Trademarks are duly registered in the USA in the name of FDC.

      6.8. SPECTRUM hereby recognizes that although certain of the Trademarks related to the said products are unregistered in the USA, as between SPECTRUM and FDC, FDC is the owner of the said Trademarks, copyrights or patents. In the event of SPECTRUM being aware of any infringement of any of the trademarks, copyright or patent or any passing off, SPECTRUM shall forthwith intimate the same to FDC. Thereafter, if so reasonably required by FDC, SPECTRUM shall initiate such proceedings as may be required by FDC to arrest any such infringements or to prevent any passing off, including such injunctive actions as may be required. All such proceedings shall be at the costs of FDC. In the event that FDC is desirous of taking any action against such infringement or passing off, then SPECTRUM shall provide all commercially reasonable cooperation as may be required by FDC to enable FDC to file appropriate proceedings and obtain reliefs.

      7.    PLACEMENT OF ORDERS

      7.1. SPECTRUM shall place written orders with FDC for supply of the required said products from time to time, and FDC shall deliver the ordered said products at the times and places, and in the amounts, specified in such written orders. FDC will require a reasonable time of a minimum of 60 days prior estimates of the quantities sought to be ordered to enable FDC to supply the same to SPECTRUM.

      8.    PRICES

      8.1. Generic business is an extremely price sensitive business. Also the prices of generic drugs can change rapidly due to many factors that are beyond the control of either FDC or SPECTRUM. It is understood that FDC will price their drugs in good faith in consultation with SPECTRUM and in a manner that the drugs can be sold in the United States at a reasonable profit to both the companies. Prices for the said products to be supplied will be agreed to after the ANDA has been filed and before the ANDA is approved by the FDA, the prices will be at a supply price to be mutually decided between the parties. Prior to obtaining regulatory approval of each specific product in the USA, FDC shall supply to SPECTRUM at no cost such quantities of such specific product as SPECTRUM shall reasonably require in order to obtain regulatory approval of such specific product in the USA.

      8.2. All prices as agreed to between the Parties shall be CIF (Cost, Insurance and Freight Prices). The risk in the said goods shall stand transferred to SPECTRUM forthwith on delivery of the goods to the port of entry into the USA, whether landed, by sea or by air.
            In the event of any loss of goods in transit, SPECTRUM shall not be liable for payment and if such event occurs, FDC shall make every reasonable effort to replace the lost goods. In the event of any loss of goods in transit subsequent to arrival at the USA port of entry, Spectrum shall bear all costs of loss, including the liability to pay FDC for the goods subsequent to the port of entry into the USA.

      9.    PAYMENTS

      9.1. Payments for the orders shall be made through irrevocable letters of credit to be opened by SPECTRUM through a bank of International repute, the branch of which bank is also operating in India, which bank is acceptable to FDC. The letters of credit shall be opened in favour of FDC prior to the scheduled date of shipment authorizing payments to FDC upon presentation of the relevant documents to the negotiating bank. The letters of credit shall be opened in favour of FDC Limited, 142-48, S.V. Road, Jogeshwari(West), Mumbai- 400 102 The letters of credit shall be governed by the terms of UCP 500.

      10.   FORCE MAJEURE

      10.1 Neither Party shall be under any liability whatsoever to the other for failure or delay in the performance of any of its obligations hereunder where such performance becomes impractical by reason of any event of Force Majeure (as hereinafter defined).

      10.2. For purposes of this Article, the expression "Force Majeure" shall mean war, acts of aggression, civil strife and terrorism, labour disputes, including strikes and lockouts, accidents, acts of God, shortages of materials, and other inputs, acts of Government, failure of networking, viruses, or any other bugs in systems or any matter (whether or not of the same nature as the foregoing) which are beyond the control of the Party affected by such event.

      10.3. In the event a Force Majeure event hinders the performance of this Agreement by a Party, the other Party shall be entitled to suspend the operation of this Agreement by giving written notice to the party who is affected by the event of Force Majeure, if the continuance of this Agreement becomes impractical by reason of such event of Force Majeure. In the event the event of Force Majeure does not subside for a period of sixty days after the notice for suspension as aforesaid, the affected party may in its discretion choose to forthwith terminate this Agreement by providing notice of such termination in writing,

      11.   ASSIGNMENT

      11.1 Neither party shall without the other's prior written consent, assign any of its rights or duties hereunder. It is however clarified that nothing in this Agreement shall prevent any of the parties from performing, sub-contracting any of its obligations herein to any of its subsidiaries or group companies, provided that the principal responsibility of performance of the terms and conditions of this agreement remains and continues to remain on any of the parties and all such delegation or sub-contracting is in accordance with the other terms and conditions of this Agreement.

      11.2. This Agreement shall be binding on the successors and permitted assigns of the parties hereto.

      12.   DURATION AND TERMINATION

      12.1 This Agreement shall remain in effect unless terminated by mutual agreement of the Parties; provided, however, that each specific product addendum may provide that this Agreement shall terminate earlier with respect to the specific product subject to such addendum. On termination of this Agreement each parties to the Agreement, shall perform their obligations to the orders

      12.2 This Agreement may be terminated by either party if the other party commits a breach of any material obligation or any other material clause or material requirement of the Agreement, and such breach is not rectified within 30 days by the breaching party.

      12.3 This Agreement may be terminated by either party on account of non-performance by either of the other parties. Non-performance shall be defined as:

            12.3.1. United States Food and Drug Administration (USFDA) approval not being received within two (2) years of the filing of an application.

            12.3.2. FDC not completing studies necessary and/or not providing data necessary to file Abbreviated New Drug Applications (ANDAs) for said products within one year of the signing of this agreement.

            12.3.3. Spectrum not filing an ANDA for any said product within six
            (6) months of receiving information described in section 12.3.2.

            12.3.4. Revenue not being generated from the sale of any said product within six months of the latter of the approval of the ANDA by the USFDA for said product or the expiration of the patent and/or any exclusivity period for generic marketing of said product.

            12.3.5. If both the Parties mutually are unable to arrive/reach at a supply price with respect to the said Product. If the Agreement is terminated under this sub-section, then FDC will be prohibited from selling the said Product within the Territory, either directly or indirectly, for a price below the price last offered by FDC to SPECTRUM hereunder.

      13.   APPLICABLE LAW AND DISPUTE RESOLUTION

      13.1 In the event of any disagreement, dispute or conflict between the Parties relating to or arising out of the provisions of this Agreement that cannot otherwise be resolved promptly by the management of SPECTRUM and FDC within a period of thirty days from such date of the dispute, disagreement or conflict, the same shall be resolved by arbitration.

      13.2 Arbitration will in London as per ICC rules and will be conducted in English Language.

      14.   INDEMNIFICATION

      14.1 FDC hereby indemnifies and agrees to defend, save and hold harmless SPECTRUM and each of its officers, directors and employees, from and against any and all Liabilities, which may be imposed upon or incurred by SPECTRUM by reason of:

            (i) FDC's negligence or willful misconduct in connection with their activities under this Agreement;

            (ii) FDC's breach of any of the covenants, agreements, warranties and representations made to Spectrum under this Agreement;

            (iii) FDC's said Products not meeting the required specifications established by FDC, confirming to B.P./U.S.P. Pharmaceutical specifications or the requirements of any applicable law or regulation in the territory

      14.2 Spectrum hereby indemnifies and agrees to defend, save and hold harmless FDC and each of its officers, directors and employees, from and against any and all Liabilities which may be imposed upon or incurred by FDC by reason of:

            (i) Spectrum's negligence or willful misconduct in connection with their activities under this Agreement;

            (ii) Spectrum's breach of any of the covenants, agreements, warranties and representations made to FDC under this Agreement;

            (iii) SPECTRUM'S importation, handling, storage, use, distribution, marketing and selling the said Product in the United States of America in violation of this Agreement or the requirements of any applicable laws or regulations of the Territory.

      14.3 For purposes of this Article 14 Liabilities means any and all claims, actions, suits, losses, liabilities, penalties, costs, charges and expenses (including, without limitation, attorney's fees, expert witness fees and other costs of suit).

      15    MODIFICATION

            This Agreement shall not be subject to modification, except by modification in writing, signed by the parties, or their legal agents or representatives. This Agreement may not be varied except by written agreement duly executed by all parties hereto.

      16. This Agreement is on a principal to principal basis. Except to the extent herein expressly provided, neither party is an agent of the other. The relationship created between FDC and Spectrum under this Agreement shall be that of seller and purchaser. Except to the extent Spectrum may act as agent for FDC in connection with the filing and processing of one or more ANDAs as herein contemplated, Spectrum and its Affiliates shall under no circumstances be deemed to be agents, representatives, partners or employees of FDC.

      17.   NOTICES

            All notices, letters and communications between the Parties shall be in writing. Any notices, letters or communications to be given pursuant to this Agreement shall be given only if transmitted by Telefax or electronic delivery subject to acknowledgement of electronic delivery by the recipient. The notice shall be deemed to be received only on the date of acknowledgement of electronic delivery, on the date of transmission by Telefax if such transmission is confirmed as having been successfully received ,or on the date of actual delivery by an internationally known courier service. Addresses for notice are as follows:

            FOR: Spectrum Pharmaceuticals, Inc.
            157 Technology Drive
            Irvine, CA
            92618
            U.S.A.
            Attention: Dr. R. Shrotriya Chairman and CEO

            Telephone: (949) 743-9247
            Telefax:   (949) 788-6706
            Email: rshrotriya@spectrumpharm.com

            FOR: FDC Limited
            142-48, S.V. Road
            Jogeshwari(West)
            Mumbai- 400 102
            India
            Attention: Mr. Nandan M. Chandavarkar
                       Director
            Telephone: (009122) 26780652
            Fax.:      (009122) 26788123
            Email: nandan_c@vsnl.com
                   jogfdc@bom3.vsnl.net.in

            The parties may from time-to-time change their designated addresses, telephone numbers and person/s to whom notice should be sent, by sending to the other party a notice in accordance with the above sub-paragraph.

            [Signature Page Follows]

                                   Appendix A


                            [Intentionally Redacted]


                            [Intentionally Redacted]


                            [Intentionally Redacted]


[Intentionally Redacted] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the date set forth below.
For and on behalf of FDC

By: /s/ M.A. Chandavarkar
    ------------------------------------
    M.A. Chandavarkar, Managing Director
Date: November 20th, 2003
Place: Mumbai, India


For and on behalf of Spectrum Pharmaceuticals, Inc
By: /s/ Rajesh Shrotriya
    ------------------------------------
Rajesh Shrotriya, Chief Executive Officer


Date: November 20th, 2003
Place: Irvine, California, U.S.A